Exhibit 99.1

Appliance Recycling Centers of America, Inc. 7400 Excelsior Boulevard, Minneapolis MN 55426 (952) 930-9000

FOR IMMEDIATE RELEASE	FOR MORE INFORMATION, CONTACT:
Edward R. (Jack) Cameron, CEO, or
Peter Hausback, EVP and CFO
(952) 930-9000

Appliance Recycling Centers of America to Report Third Quarter 2009 Results on Monday, November 9, 2009

MINNEAPOLIS—AUGUST 26, 2009—Appliance Recycling Centers of America, Inc. (NASDAQ: ARCI) today announced that it will report third quarter 2009 results after the market closes on November 9, 2009.

The Company will hold a conference call at 9:00 a.m. Central Time on Tuesday, November 10, 2009 to discuss the results for the third quarter.  To participate in the conference call, please dial the following number ten minutes prior to the scheduled time: 1(800) 757-8521.

A replay of the conference call will be available on the Company’s website at www.arcainc.com.

About ARCA

ARCA (www.arcainc.com) is one of the nation’s largest recyclers of major household appliances for the energy conservation programs of electric utilities. The Company is also the exclusive North American distributor for UNTHA Recycling Technology (URT), one of the world’s leading manufacturers of technologically advanced refrigerator recycling systems and recycling facilities for electrical household appliances and electronic scrap. Through its ApplianceSmart operation (www.appliancesmart.com), ARCA also is one of the nation’s leading retailers of special-buy household appliances, primarily those manufactured by Maytag, GE, Frigidaire and Whirlpool. These special-buy appliances, which include close-outs, factory overruns and scratch-and-dent units, typically are not integrated into the manufacturer’s normal distribution channel. ApplianceSmart sells these new appliances at a discount to full retail, offers a 100% money-back guarantee and provides warranties on parts and labor. As of November 2009, ApplianceSmart was operating 18 factory outlets: six in the Minneapolis/St. Paul market; one in Rochester, Minn., market, four in the Columbus, Ohio, market; five in the Atlanta market; and two in San Antonio, Texas.

-more-

This press release contains statements that are forward-looking statements as defined within the Private Securities Litigation Reform Act of 1995, including statements regarding ARCA’s future success. These forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from the statements made, including the risks associated with general economic conditions, competition in the retail and recycling industries and regulatory risks. Other factors that could cause operating and financial results to differ are described in ARCA’s periodic reports filed with the Securities and Exchange Commission. Other risks may be detailed from time to time in reports to be filed with the SEC.